UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36370	59-3553710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11801 Research Drive Suite D Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (386) 462-2204

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2015, we entered into a separation agreement with Daniel L. Menichella, our former Vice President and Chief Business Officer. Under the terms of that agreement, provided that it is not revoked by Mr. Menichella before March 11, 2015:

•

Mr. Menichella will receive severance and other benefits consistent in all material respects with those payable in the event of termination of his employment without cause under his original employment agreement with us dated July 22, 2013;

•

we will extend until January 28, 2016 the time for exercise of stock options to acquire an aggregate of 34,149 shares of our common stock held by Mr. Menichella that were vested as of the date of termination of his employment or that would have vested during the three months thereafter; and

•	Mr. Menichella will provide us with a general release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

Date: March 9, 2015	By:	/s/ Susan B. Washer
Susan B. Washer
Chief Executive Officer

3